Exhibit 3.15

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

05/27/2022

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

ProModel Corporation

I, Leigh M. Chapman, Acting Secretary of the Commonwealth of Pennsylvania, do hereby certify that the foregoing and annexed is a true and correct copy of

Creation Filing filed on Aug 21, 1986 - Pages (2)

Amendment filed on Apr 16, 1992 - Pages (2)

Amendment filed on Sep 3, 1997 - Pages (19)

Amendment filed on Jun 8, 1998 - Pages (2)

Amendment filed on Dec 13, 1999 - Pages (1)

Amendment filed on Dec 19, 2002 - Pages (20)

Amendment filed on Dec 20, 2005 - Pages (22)

Change of Address filed on Jul 25, 2006 - Pages (2)

Amendment filed on Aug 31, 2010 - Pages (22)

Amendment filed on Apr 8, 2022 - Pages (4)

Merger filed on Apr 8, 2022 - Pages (8)

which appear of record in this department.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written
Acting Secretary of the Commonwealth

Certification Number: TSC220527172277-1

Verify this certificate online at http://www.corporations.pa.gov/orders/verify

DSCB 204 (Rev. 81)

ARTICLES OF INCORPORATION

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE - CORPORATION BUREAU
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120

PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:

- [x] DOMESTIC BUSINESS CORPORATION
- [ ] DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION - COMPLETE BACK
- [ ] DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

FEE $75.00

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B)

TECHNOLOGY SYSTEMS CORPORATION

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)

3641 Rutgers Drive, Bethlehem. Northampton County, Pennsylvania

012 CITY	033 COUNTY	013 STATE	064 ZIP CODE
	48		

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may emerge and be incorporated under the Pennsylvania Business Corporation Law of 1933, as amended. Without limiting the generality of the foregoing, the corporation shall have the power to engage in the business of consultations on computer integrated manufacturing systems design and installation.

(ATTACH 8½ x 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:

040 Number and Class of Shares	041 Stated Par Value Per Share If Any	042 Total Authorized Capital	031 Term of Existence
1,000 common	$1.00	1,000.00	Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by Each Incorporator

060 Name	061, 062 063, 064 Address (Street, City, State, Zip Code)	Number & Class of Shares
Keith Krenz	3641 Rutgers Drive, Bethlehem, PA 18017	25
Roger Nagel	1402 Wedgewood Road, Allentown, PA 18014	25
Emory W. Zimmers, Jr.	1168 Marble Drive, Bethlehem, Pennsylvania	25
	(ATTACH 8½ x 11 SHEET IF NECESSARY)	

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 21st DAY OF July 19 86

Keith Krenz (signature)
KEITH KRENZ

Roger N. Nagel (signature)
ROGER NAGEL

Emory W. Zimmers (signature)
EMORY W. ZIMMERS, JR.

- FOR OFFICE USE ONLY -

030 FILED

AUG 21 1986

(signature)
Secretary of the Commonwealth
Department of State
Commonwealth of Pennsylvania

002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER
		5741	86501847
REVIEWED BY	004 SICC	AMOUNT	001 CORPORATION NUMBER
DATE APPROVED		$ 75	911104
DATE REJECTED	CERTIFY TO ☐ REV.	INPUT BY 8.25	LOG IN / LOG IN (REFILE)
MAILED BY DATE	☐ L & I ☐ OTHER	VERIFIED BY 8.26	LOG OUT / LOG OUT (REFILE)

H. BURR KEIM COMPANY, PHILADELPHIA

86001640

Commonwealth of Pennsylvania

Department of State

CERTIFICATE OF INCORPORATION

Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

Whereas, *Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.*

Whereas, *The stipulations and conditions of the Law have been fully complied with by*

TECHNOLOGY SYSTEMS CORPORATION

Therefore, Know Ye, *That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.*

Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

Given *under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this* 21st *day of* August *in the year of our Lord one thousand nine hundred and* eighty-six *and of the Commonwealth the two hundred* eleventh

[signature]

Secretary of the Commonwealth

[illegible]

DENNIS HUDAK
718 N NEW STREET
BETHLEHEM, PA 18018

Microfilm Number	Filed with the Department of State on APR 16 1992

Entity Number 911104
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 89)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: Technology Systems Corporation

2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)	3058 Barnsdale Road,	Bethlehem,	PA	18017	Northampton

	Number and Street	City	State	Zip	County
(b)
	Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: PA Business Corp. Law of 1933, as amended.

4.	The original date of its incorporation is: August 21, 1986

5.	(Check, and if appropriate complete, one of the following):

☒  The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐  The amendment shall be effective on:

6.	(Check one of the following):

☐  The amendment was adopted by the shareholders pursuant to 15 Pa. C.S. § 1914(a) and (b).

☒  The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914 (c).

7.	(Check, and if appropriate complete, one of the following):

☒  The amendment adopted by the corporation, set forth in full, is as follows:

The aggregate number of shares which the corporation shall have authority to issue shall be increased to 20,000,000 shares of common stock having no par value per share.

☐  The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

M BURR KEIM COMPANY PHILADELPHIA

1-800-533-8113

DSCB:15-1915 (Rev 89)-2

8.    (Check if the amendment restates the Articles):

☒ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 13 day of April, 1992.

Technology Systems Corporation
(Name of Corporation)

BY:	/s/ Keith Krenz
Keith Krenz (Signature)
TITLE:	President

Filed in the Department of State on SEP 03 1997

Secretary of the Commonwealth

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TECHNOLOGY SYSTEMS CORPORATION

(a Business-stock corporation)

The text of the Articles of Incorporation, as amended, is hereby amended and restated to read herein as set forth in full:

FIRST: The name of the Corporation is Technology Systems Corporation.

SECOND: The address of the Corporation’s registered office is

    3400 Bath Pike, Suite 200

    Bethlehem, Pennsylvania 18017

    Northampton County

THIRD: The Corporation was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1933, as amended, and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth was August 21, 1986.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the Commonwealth of Pennsylvania.

FIFTH: The Corporation shall be authorized to issue 20,000,000 shares of Common Stock, without par value (the “Common Stock”) and 93,426 shares of Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”).

The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

I. SERIES A PREFERRED STOCK

1.    Designation. As used herein, the term “Preferred Stock” used without reference to the Series A Preferred Stock means the shares of the Corporation’s preferred stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2.     Dividends.

2.1     Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing. “Subsidiary” or “Subsidiaries’’ means any corporation, partnership or joint venture of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors’ qualifying shares.

Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased shareholder out of proceeds of insurance held by the Corporation on that shareholder’s life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

2.2     Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share of Series A Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

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3.     Liquidation, Dissolution or Winding Up.

3.1     Treatment at Liquidation, Dissolution or Winding Up.

3.1.1    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation preference, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series A Preferred Stock equal to $53.52 plus ten percent (10%) interest compounded yearly (pro rated for partial years) from the date of issuance of each such share of Series A Preferred Stock until the date of distribution of Available Assets (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation), or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

If, upon liquidation, dissolution or winding up of tire Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock and of any other aeries of Preferred Stock on parity with the Series A Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation with respect to the outstanding shares of the Series A Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

3.1.2    After payment of all liquidation preferences to all holders of Preferred Stock, the entire remaining available assets, if any, shall be distributed among the holders of Common Stock, Series A Preferred Stock and any other class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution, in proportion to the shares of Common Stock then held by them and the largest number of whole and fractional shares of Common Stock which they would have had the right to acquire upon conversion of all shares of Series A Preferred Stock held by them immediately prior to such liquidation, dissolution or winding up, without regard to any restriction upon such conversion imposed by statute or otherwise in any such circumstances.

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3.2     Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3; provided, however, that in the case of any such transaction to which the provisions of Section 5.6 also apply, the holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series A Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

3.3     Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the board of directors of the Corporation (the “Board of Directors”). All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

4.    Voting Power.

4.1    General. Except as otherwise required by applicable law or as otherwise provided in these Articles or in any statement of designations hereafter filed with respect to any other series of Preferred Stock, (i) each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, and (ii) the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each Holder of Series A Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the By-Laws of this Corporation at the same time and in the same manner as notice is given to all other shareholders entitled to vote at such meetings.

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4.2     Director Election Rights. So long as any shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect two directors of the Corporation (the “Series A Directors”). If any shares of Series A Preferred Stock remain outstanding after the fifth anniversary of the date of filing of these Amended and Restated Articles of Incorporation (the “Articles”), then the holders of the Series A Preferred Stock, voting as a separate class, shall thereafter have the right to elect four directors of the Corporation. At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Directors. Unless otherwise agreed by the holders of a majority of the outstanding shares of the Series A Preferred Stock, at least one Series A Director shall serve on each committee of the Board of Directors as may be established from time to time.

5.    Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

5.1    Voluntary Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of share of Common Stock which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A Preferred Stock being converted at any time by (ii) the rate (the “Series A Conversion Rate”) equal to the quotient obtained by dividing $53.52 by the “Series A Conversion Value.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 5, shall be $53.52.

5.2     Automatic Conversion.

5.2.1     Events Causing Conversion. Immediately

(i)    prior to the closing of an initial public offering of the Common Stock through a rights offering to the shareholders of Safeguard Scientifics, Inc. pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, but subject to the closing of such public offering,

(ii)    prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed

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pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 on any successor forms thereto), covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) equals or exceeds four times the Series A Conversion Value in effect immediately prior to the closing of such public offering, but subject to the closing of such public offering, or

(iii)    upon the approval, set forth in a written notice to the Corporation, of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, of an election to convert all outstanding shares of Series A Preferred Stock to Common Stock, all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to this Section 5 as of the closing and consummation of such initial public offering or underwritten public offering or the date of such approval, as applicable, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

5.2.2     Surrender of Certificate Upon Automatic Conversion. Upon the occurrence of the conversion event specified in paragraph 5.2.1, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

5.3     Anti-Dilution Adjustments.

5.3.1     Upon Dilutive Issuances. If the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value,

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except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

N0 + N1
N0 + N2

Where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series A Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

The provisions of this Section 5.3.1 may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

5.3.2     Common Stock Equivalents.

5.3.2.1    General. For the purposes of this Section 5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Conversion Value shall be made under this Section 5.3 upon the subsequent issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

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5.3.2.2    Adjustments for Adjustment Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 5.3, then, upon the effectiveness of each such change, the Series A Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series A Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the Series A Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series A Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

5.3.3    Net Consideration Per Share. For purposes of this Section 5.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

5.3.3.1    The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

5.3.3.2    The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

5.3.4    Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of

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holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series A Preferred Stock.

5.3.5    Consideration Other than Cash. For purpose of this Section 5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

5.3.6    Exceptions to Anti-Dilution Adjustments; Basket for Reserved Employee Shares. This Section 5.3 shall not apply (i) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (ii) to any issuance or sale of shares of Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series A preferred Stock. Further, this Section 5.3 shall not apply with respect to the issuance or sale of up to 47,928 shares of Common Stock, or the grant or options exercisable therefor, issued or issuable after the original issue date of the Series A Preferred Stock to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restrictions agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Director; provided, however, that the number set forth above may be increased from time to time by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

5.4    Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

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An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

5.5    Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 5.

5.6    Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled: to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series A Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation a its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

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5.7    Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

5.8    Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Series A Preferred Stock being converted, shall be the “Conversion Date”. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

5.9    Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

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5.10    Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

5.11    Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.    Restrictions and Limitations on Corporate Action.

The Corporation shall not take any corporate action or amend the Articles without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Articles or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, if such amendment or corporate action would:

(a)    cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof;

(b)    authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation preferences, dividend rights or containing redemption rights;

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(c)    reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(d)    adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A Preferred Stock;

(e)    cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein;

(f)    provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation;

(g)    authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 hereof; or

(h)    before five (5) years from the date of filing of these Articles, increase the size of the Board of Directors to more than five (5) directors or, after five (5) years from the date of filing of these Articles, increase the size of the Board of Directors to more than seven (7) directors.

7.    No Dilution or Impairment. The Corporation will not, by amendment of the Articles or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue frilly paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8.     Notices of Record Date. In the event of

(a)    any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right.

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(b)    any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c)    any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) days prior to the date specified in such notice on which action is being taken.

9.    Status of Converted or Repurchased Series A Preferred Stock. Any share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series A Preferred Stock, the provisions of this Article FIFTH, Section I of these Articles governing the designation, preferences, voting powers, qualifications, special or relative rights, and privileges of Series A Preferred Stock shall terminate and have no further force and effect.

II. COMMON STOCK

1.    Priority. All preferences voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Series A Preferred Stock.

2.    Voting Right. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, or as otherwise expressly provided in these Articles, the holders of Common Stock shall vote together with the holders of the Series A Preferred Stock as a single class on all matters submitted to shareholders for a vote. In the election of directors, shareholders shall have no cumulative voting rights.

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3.    Dividends. Subject to provisions of law and these Articles, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

4.    Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Series A Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

5.    Par Value. All shares of the former Common Stock, no par value, issued prior hereto shall be deemed to be converted into shares of Common Stock, par value $.01 per share.

END OF STOCK DESIGNATIONS

SIXTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-Laws of the Corporation, subject to the right of the shareholders to change such action.

SEVENTH: The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that such number shall not be less than five nor more than seven. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

EIGHTH:

1.    Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken; or any failure to take any action, unless as set forth in 15 Pa. C.S. §§1711-1718 the director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any appeal modification or adoption of any provision inconsistent with Section 1 of this Article Eighth shall be prospective only, and neither the repeal or modification of this article nor the adoption of any provision inconsistent with this Article shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

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2.    Mandatory Indemnification of Directors and Certain Other Persons.

2.1    The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed actions, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise, (hereinafter, a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with our without court approval), actually and reasonably incurred or paid by such person in connection therewith.

2.2    Notwithstanding the foregoing, except as provided in Section 3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation

2.3    Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred by a director of officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Section or otherwise.

2.4    The right to indemnification and advancement of expenses provided herein shall continue as to a person who has leased to be a director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

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3.    Payment of Indemnification. If a claim for indemnification under Section 2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if the successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

4.    Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 2 and the right to payment of expenses conferred, in Section 3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

5.    Funding. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article Eighth or otherwise.

6.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

7.    Modification or Repeal. Neither the modification, amendment, alteration or repeal of this Article Eighth or any of its provisions nor the adoption of any provision inconsistent with this Article Eighth or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

NINTH: The Corporation is to have perpetual existence.

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TENTH: These Articles hereby supersede the original Articles of Incorporation and all amendments thereto and have been duly adopted in accordance with the provisions of Section 1911 of the Pennsylvania Business Corporation Law of 1988, as amended, by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 1766(a) of the Pennsylvania Business Corporation Law of 1988, as amended.

IN WITNESS WHEREOF, Technology Systems Corporation has caused these Amended and Restated Articles of Incorporation to be signed by Keith Kreuz, its President, and attested by ANDREA WITTCHEN, its Secretary, on the 3rd day of September, 1997.

TECHNOLOGY SYSTEMS CORPORATION

By:	/s/ Keith Krenz
Keith Krenz, President

Attest:

/s/ Andrea Wittchen
Secretary

Microfilm Number	Filed with the Department of State on JUN 08 1998

Entity Number 911104	Yvette Kane
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB: 15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Technology Systems Corporation

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name or its commercial re-registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)	3400 Bath Pike, Suite 200, Bethlehem, PA 18017 Northampton
		Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of 1933, as amended

4.	The date of its incorporation is: August 21, 1986

5.	(Check, and if appropriate complete, one of the following):

	☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

	☐	The amendment shall be effective on:		at
			Date		Hour

6.	(Check one of the following):

	☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

	☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c)

7.	(Check, and if appropriate complete, one of the following):

	☒	The amendment adopted by the corporation, set forth in full, is as follows:

Article First is hereby amended to read in full as follows:

FIRST: The name of the corporation is QuestOne Decision Sciences Corporation.

	☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	(Check if the amendment restates the Articles):

	☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by duly authorized officer thereof this                      day of     June     19     98

(Name of Corporation)

BY:	/s/ Keith A. Krenz

(Signature)

TITLE:	Keith A. Krenz, President

Filed in the Department of State on	DEC 13 1999

Yvette Kane
Secretary of the Commonwealth

COMMONWEALTH OF PENNSYLVANIA

ARTICLES OF AMENDMENT

OF

QUESTONE DECISION SCIENCES CORPORATION

In compliance with the requirements of the applicable provisions of 15 Pa. C.S. § 1915 relating to the Business Corporation Law, Act of December 21, 1988 (P.L. 1444, No. 177), as amended, the undersigned, desiring to amend its Restated Articles of Incorporation, does hereby certify that:

1.    Name. The name of the corporation and the address, including street and number, of its registered office in this Commonwealth is:

QuestOne Decision Sciences Corporation

3400 Bath Pike, Suite 200

Bethlehem, Pennsylvania 18017

Northampton County

2.	The statute under which the corporation was incorporated is the Business Corporation Law of 1933, as amended, and the date of incorporation is August 26, 1986.

3.	The amendment was adopted by the corporation in the following manner:

By written consent of the Board of Directors and the shareholders pursuant to 15 Pa. C.S. §1914 (a) and (b).

4.	The amendment, as adopted by the corporation, is set forth in full as follows:

RESOLVED, that the first sentence of Article FIFTH of the Restated Articles of Incorporation be amended to read in full as follows:

FIFTH: The Corporation shall be authorized to issue 50,000,000 shares of Common Stock, without par value (the “Common Stock”) and 93,426 shares of Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”).

IN TESTIMONY WHEREOF, the undersigned has signed and sealed these Articles of Amendment this 2nd day of December, 1999.

QuestOne DECISION SCIENCES CORPORATION

By:	/s/ Keith A. Krenz
Keith A. Krenz, President

Filed in the Department of State on	Dec 13 1999

Kim Pizzingrilli
Secretary of the Commonwealth

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

QUESTONE DECISION SCIENCES CORPORATION

The text of the Articles of Incorporation, as amended, is hereby amended and restated to read herein as set forth in full:

FIRST: The name of the corporation is QuestOne Decision Sciences Corporation (the “Corporation”).

SECOND: The address of the Corporation’s registered office is

3400 Bath Pike, Suite 200

Bethlehem, Pennsylvania 18017

Northampton County

THIRD: The Corporation was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1933, as amended, and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth was August 21, 1986.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the Commonwealth of Pennsylvania.

FIFTH: The Corporation shall be authorized to issue 50,000,00 shares of Common Stock, without par value (the “Common Stock”) and 6,000,000 shares of Preferred Stock, of which 2,401,533 shares initially shall be designated as Series A-2 Convertible Preferred Stock, par value $.01 per share (the “Series A-2 Preferred Stock”) and 1,921,242 shares initially shall be designated as Series B Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), with the remainder remaining undesignated. All of the shares of Series A Preferred Stock (the “Series A Preferred Stock”), $0.01 par value, of the Corporation issued pursuant to the Amended and Restated Articles of Incorporation of the Corporation in effect immediately prior to the filing of these Amended and Restated Articles of Incorporation of the Corporation (these “Articles”), and outstanding immediately prior to this filing shall, by virtue of the filing of these Articles, be converted into twenty (20) shares of Series A-2 Preferred Stock, $0.01 par value, of the Corporation, under these Articles. Any Series A Preferred Stock held by the Corporation shall be cancelled effective upon the filing of these Articles.

The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation:

I. PREFERRED STOCK

1.    Designation. As used herein, the term “Preferred Stock” used without reference to the Series A-2 Preferred Stock or Series B Preferred Stock means the shares of the Corporation’s preferred stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2.    Dividends.

2.1.    Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A-2 Preferred Stock and Series B Preferred Stock (voting together as a class separate from the Common Stock), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distributions of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing. “Subsidiary” or “Subsidiaries” means any corporation, partnership or joint venture of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors’ qualifying shares.

Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declare of paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased shareholder out of proceeds of insurance held by the Corporation on that Shareholder’s life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

2.2.    Participating Dividends. In the event that the Board of Directors shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Preferred Stock held by such holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

2.3.    Series A-2 Preferred Stock and Series B Preferred Stock Dividends.

2.3.1.    In addition to the dividends payable pursuant to Section 2.2, the holders of Series A-2 Preferred Stock and Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends (the “Series A/B Dividend Amount”) on each share of such Preferred Stock at a per annum rate equal to 10% of the Series A Conversion Value or Series B Conversion Value (each as defined in Section 5 1.3 of these Articles), respectively, of such share beginning on the first anniversary (such date and each anniversary of such date, a “Dividend Accrual Date”) of the filing of these Articles. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the respective date of issuance of each share of Series A-2 Preferred Stock or Series B Preferred Stock, and shall be payable at the discretion of the Board of Directors (the date of each such payment, a “Series A/B Dividend Payment Date”). Each dividend on the Series A-2 Preferred Stock and Series B Preferred Stock shall be payable to the respective holders of record of such Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten (10) nor more than sixty (60) days prior to the applicable Series A/B Dividend Payment Date. Dividends shall cease to accrue in respect of any shares of Series A-2 Preferred Stock or Series B Preferred Stock (A) on the date of their repurchase by the Corporation, unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase, or (B) on the date of conversion of such shares to shares of Common Stock as provided herein. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, in their discretion, there shall be no obligation to pay such dividends in cash; provided, however, that such dividends shall continue to cumulate and shall be paid at the time of repurchase or liquidation as provided herein if not earlier declared and paid. Dividends accrued on the Series A-2 Preferred Stock and Series B Preferred Stock in respect of any Dividend Period (including any unpaid dividends from prior Dividend Periods) shall, if not paid on the Dividend Accrual Date for such period, accrue additional dividends (“Additional Dividends”) in respect thereof, compounded annually, at the rate of 10% per annum “Dividend Period” means, for any Dividend Accrual Date, the period from the immediately prior Dividend Accrual Date (or the date of issuance of such shares of Preferred Stock, if no dividends have been paid on such shares) through a date that is immediately prior to such Dividend Accrual Date.

2.3.2.    Dividends payable on Series A-2 Preferred Stock and Series B Preferred Stock for any period less than one calendar quarter shall be computed on the basis of a 90-day quarter consisting of three 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

2.3.3.    No payment in cash or otherwise on account of the purchase, redemption. retirement or other acquisition of Common Stock shall be made unless and until (A) full Accumulated Dividends on all shares of Series A-2 Preferred Stock and Series B Preferred Stock have been paid or declared and set apart for such payment on shares of Series A-2 Preferred Stock and Series B Preferred Stock up to the date of payment on account of such purchase, redemption, retirement or acquisition of such Common Stock (the “Common Redemption Payment Date”) and (B) an amount equal to a prorated dividend on the Series A-2 Preferred Stock and Series B Preferred Stock at the customary dividend rates for such securities for the period from the Series A/B Dividend Payment Date immediately prior to the Common Redemption Payment Date to the Common Redemption Payment Date have been paid or declared and set apart for payment; provided, however, that the foregoing shall not prohibit the Corporation from (i) effecting a stock split or declare of paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased shareholder out of proceeds of insurance held by the Corporation on that shareholder’s life; (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; or (v) repurchasing shares of capital stock of the Corporation, or options to purchase such capital stock, from a holder who is, or was, a director or employee of the Corporation (or a subsidiary of the Corporation) so long as, in the case of a repurchase from a holder who is or was an employee of the Corporation or a subsidiary of the Corporation and such repurchase does not meet the conditions of clause (iv) above, the aggregate purchase price of the securities so repurchased from any employee does not exceed the purchase price originally paid by such employee for such securities; provided further, however, that repurchases of shares of capital stock of the Corporation, or options to purchase such capital stock, at a purchase price in excess of such amount may be made by the Corporation if approved in writing by the Board of Directors and the holders of a majority-in-interest of the Series A-2 Preferred Stock and Series B Preferred Stock, each voting separately as a class. “Accumulated Dividends” means, as of any date of determination solely in respect of shares of Preferred Stock, the dividends that have accrued on shares of Preferred Stock as of such date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, including Additional Dividends.

3.	Liquidation, Dissolution or Winding Up.

3.1.	Treatment at Liquidation, Dissolution or Winding Up.

3.1.1.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A-2 Preferred Stock in liquidation preference (including, but not limited to, the Series B Preferred Stock), and subject to the liquidation rights and preference of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A-2 Preferred Stock with respect to liquidation preference, the holders of each share of Series A-2 Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital surplus or earnings (“Available Assets”) an amount per share of Series A-2 Preferred Stock equal to $2.08 (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation).

3.1.2.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment: is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preference of the Series A-2 Preferred Stock and any other class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of Available Assets an amount per share of Series B Preferred Stock equal to $2.08 (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation).

3.1.3.    If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A-2 Preferred Stock and of any other series of Preferred Stock on parity with Series A-2 Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A-2 Preferred Stock and such other series of Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the amount that they would have been entitled to receive if all liquidation preference dollar amounts with respect to their respective shares were paid in full.

3.1.4.    If, upon liquidation, dissolution or winding up of the Corporation and after payment in full of amounts owed to holders of Series A-2 Preferred Stock and any other series of equity which by its terms ranks senior to the Series B Preferred Stock, the remaining Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the amount that they would have been entitled to receive if all liquidation preference dollar amounts with respect to their respective shares were paid in full.

3.1.5.    After payment of all liquidation preferences to all holders of Preferred Stock, the entire remaining available assets, if any, shall be distributed among the holders of shares of Common Stock and any class of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution (including the Series A-2 Preferred Stock and Series B Preferred Stock), in proportion to the shares of Common Stock then held by them and the largest number of whole and fractional shares of Common Stock which they would have had the right to acquire upon conversion of all shares Preferred Stock held by them immediately prior to such liquidation, dissolution or winding up, without regard to any restriction upon such conversion imposed by statute or otherwise in any such circumstances.

3.2.    Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a nor-surviving party, and any sale of all or substantially all of the assets of the Corporation shall be regarded as liquidation, dissolution or winding up of the affairs of the Corporation to which the liquidation preferences provided in Section 3.1 applies for purposes of this Section 3. provided, however, that in the case of any such transaction to which the provisions of Section 5.6 also apply, (i) the holders of a majority of the outstanding shares of Series A-2 Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series A-2 Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3, and (ii) the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 56 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3;

The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

3.3.     Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the board of directors of the Corporation (the “Board of Directors”). All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

4.	Voting Power.

4.1.    General. Except as otherwise required by applicable law or as otherwise provided in these Articles or in any statement of designation hereafter filed with respect to any other series of Preferred Stock, (i) each holder of Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, and (ii) the holders of shares of Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the By-Laws of this

4.2.    Director Election Rights. So long as any shares of Series A-2 Preferred stock remain outstanding, the holders of the Series A-2 Preferred Stock, voting as a separate Class, shall have the right to elect four (4) directors of the Corporation (the “Series A-2 Directors”). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A-2 Preferred Stock shall constitute a quorum for the election of the Series A-2 Directors. Unless otherwise agreed by the holders of a majority of the outstanding shares of the Series A-2 Preferred Stock, at least one Series A-2 Director shall serve on each committee of the Board of Directors as may be established from time to time.

5.    Conversion Rights. The holders of the Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

5.1.	Voluntary Conversion

5.1.1.    Subject to and in compliance with the provisions of this Section, any shares of Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock.

5.1.2.    The number of shares of Common Stock which a holder of Series A-2 Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A-2 Preferred Stock being converted at any time by (ii) the rate (the “Series A Conversion Rate”) equal to the quotient obtained by dividing $2.08, by the Series A Conversion Value. The “Series A Conversion Value” in effect from time to time, except as adjusted in accordance with this Section 5, shall be $2.08.

5.1.3.    The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time by in the rate (the “Series B Conversion Rate” and, together with the Series A Conversion Rate, the “Conversion Rate”) equal to the quotient obtained by dividing 52.08, by the Series B Conversion Value. The “Series B Conversion Value” in effect from time to time, except as adjusted in accordance with this Section 5, shall be $2.08 (the Series B Conversion Value, together with the Series A Conversion Value, the “Conversion Value”).

5.2.	Automatic Conversion.

5.2.1.    Events Causing Conversion. Immediately:

(i)    prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 on any successor forms thereto), covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) equals or exceeds four times the Series A Conversion Value in effect immediately prior to the closing of such public offering, but subject to the closing of such public offering, or

(ii)    upon the approval set forth in a written notice to the Corporation, of the holders of at least two-thirds of the outstanding shares of Preferred Stock, of an election to convert all outstanding shares of Preferred Stock to Common Stock, all outstanding shares of Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Preferred Stock are convertible pursuant to this Section 5 as of the closing and consummation of such initial public offering or underwritten public offering or the date of such approval, as applicable, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

5.2.2.    Surrender of Certificates Upon Automatic Conversion. Upon the occurrence of the conversion event specified in paragraph 5.2.1, the holders of the Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such stares of Preferred Stock being converted are either delivered to tile Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

5.3.	Anti-Dilution Adjustments.

5.3.1.	Upon Dilutive Issuances.

(i)    If the Corporation shall, while there are any shares of Series A-2 Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

N0+N1/N0+ N2

Where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Sock which the aggregate consideration, if any (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the applicable Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

The provisions of this Section 5.3.1(i) may be waived as to all shares of Series A-2 Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A-2 Preferred Stock.

(ii)    If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0+N1/N0+N2

(as such terms are defined in Section 5.3.1(i)).

The provisions of this Section 5.3.1(1) may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

5.3.2.    Common Stock Equivalents

3.2.1.1    General. For the purposes of this Section 5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the applicable Conversion Value shall be made under this Section 5.3 upon the subsequent issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

3.2.1.2    Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalent, be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 5.3, then, upon the effectiveness of each such change, the applicable Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net

Consideration Per Share of such securities, and (2) had the adjustments made to the applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Conversion Value, as adjusted pursuant to clause (1) above. Any adjustment of the applicable Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to the applicable Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

5.3.3.    Net Consideration Per Share. For purposes of this Section 5.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

3.3.1.1 The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

3.3.1.2 The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

5.3.4.    Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Preferred Stock.

5.3.5.    Consideration Other than Cash. For purposes of this Section 5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors.

5.3.6.    Exceptions to Anti-Dilution Adjustments; Basket for Reserved Employee Shares. This Section 5.3 shall not apply (i) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (ii) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Preferred Stock. Further, this Section 5.3 shall not apply with respect to the issuance or sale of up to 4,466,770 shares of Common Stock, or the grant or options exercisable therefor, issued or issuable to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors: provided however, that the number set forth above may be increased from time to time by the vote or consent of two-thirds (2/3) of the Board of Directors or by the written consent of the holders of a majority of the outstanding shares of Preferred Stock (together and on a fully-converted basis) The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

5.4.    Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), each Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be such Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events

An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

5.5.    Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or stall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion a there of in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on that date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 5.

5.6.    Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds of the outstanding shares of Series A-2 Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series A-2 Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series B Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

5.7.    Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Rates, the Corporation at its expense will furnish each holder of Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

5.8.    Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the

Corporation, together with the certificate(s) representing the shares of Preferred Stock being converted, shall be the “Conversion Date”. As promptly as practicable after the Conversion Date the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

5.9.    Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing, fractional shares shall be issued upon the conversion of shares of Preferred Stock Instead of any fractional shares of Common Stock which would otherwise he issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

5.10.    Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

5.11.    Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by my warrants options, subscription or purchase rights for Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall he sufficient for such purpose.

6.    Restrictions and Limitations on Corporate Action.

6.1.    The Corporation shall not take any corporate action or amend the Articles without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a single class, each share of Series A-2 Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A-2 Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Articles or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a single class, if such amendment or corporate action would:

(i)    cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than redeeming or repurchasing any stock: (x) of a deceased shareholder out of proceeds of insurance held by the Corporation on that Shareholder’s life; (y) of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; or (2) as otherwise provided in Article 1, Section 2:

(ii)    authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A-2 Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A-2 Preferred Stock with respect to liquidation preferences, dividend or redemption rights;

(iii)    reduce the amount payable to the holders of Series A-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(iv)    adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A-2 Preferred Stock;

(v)    cancel or modify the conversion rights of the holders of Series A-2 Preferred Stock provided for in Section 5 herein;

(vi)    provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation;

(vii)    authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 hereof, or

(viii)    increase the size of the Board of Directors to more than eight (8) directors.

6.2.    The Corporation will not amend the Articles without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment would:

(i)    reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(ii)    adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock;

(iii)    cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 5 herein; or

(iv)    authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series B Preferred Stock or of any class of stock ranking senior to or on a parity with the Series B Preferred Stock with respect to liquidation preferences, dividend or redemption rights.

6.3.    The Corporation will not take any corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such action would:

(i)    cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than redeeming or repurchasing any stock; (x) of a deceased shareholder out of proceeds of insurance held by the Corporation on that Shareholder’s life; (y) of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; or (z) as otherwise provided in Article I. Section 2;

(ii)    authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 hereof if the amount payable per share to the holders of Series B Preferred Stock as a result of such transaction would be less than the liquidation preference payable to the holders of Series B Preferred Stock pursuant to Section 3.1.2 hereof.

7.    No Dilution or Impairment. The Corporation will not, by amendment of the Articles or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any class of Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (t) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8.    Notices of Record Date. In the event of

(a)    any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right,

(b)    any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c)    any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) days prior to the date specified in such notice on which action is being taken.

9.    Status of Converted or Repurchased Preferred Stock. Any share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock Upon the cancellation of all outstanding shares of any series of Preferred Stock, the provisions of these Articles governing the designation, preferences, voting powers, qualifications, special or relative rights, and privileges of such series shall terminate and have no further force and effect.

II. COMMON STOCK

1.    Priority. All preferences voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

2.    Voting Right. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, or as otherwise expressly provided in these Articles, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class on all matters submitted to shareholders for a vote. In the election of directors, shareholders shall have no cumulative voting rights.

3.    Dividends. Subject to provisions of law and these Articles, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

4.    Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution

5.    Par Value. All shares of the former Common Stock, no par value, issued prior hereto shall be deemed to be converted into shares of Common Stock, par value $.01 per share.

END OF STOCK DESIGNATIONS

SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal By-Laws of the Corporation, subject to the right of the shareholders to change such action.

SEVENTH: The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that such number shall not be less than four or more than nine. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

EIGHTH:

1.    Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless as set forth in 15 Pa. C.S. §§ 1711-1718 the director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided however that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any appeal modification or adoption of any provision inconsistent with Section 1 of this Article Eighth shall be prospective only, and neither the repeal or modification of this article nor the adoption of any provision inconsistent with this Article shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

2.    Mandatory Indemnification of Directors and Certain Other Persons.

2.1.    The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as lie same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administration or investigative and whether or not by or in the right of the Corporation or otherwise, (hereinafter, a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Corporation, or in arty other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including, but not limited to attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with our without court approval), actually and reasonably incurred or paid by such person in connection therewith

2.2.    Notwithstanding the foregoing, except as provided in Section 3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

2.3.    Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred by a director A officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Section or otherwise.

2.4.    The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

3.    Payment of Indemnification. If a claim for indemnification under Section 2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if the successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim

4.     Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 2 and the right to payment of expenses conferred in Section 3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for tie indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

5.     Funding. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article Eighth or otherwise.

6.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to Indemnify such person against such liability under the laws of this or any other state.

7.      Modification or Repeal. Neither the modification, amendment, alteration or repeal of this Article Eighth or any of its provisions nor the adoption of any provision inconsistent with this Article Eighth or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

NINTH: The Corporation is to have perpetual existence.

TENTH: Any action required or permitted to be taken at a meeting of the shareholders of the Corporation or a class of shareholders of the Corporation may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by shareholders of the Corporation who would have been entitled to cast the minimum number of votes that would he necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting, and such consent is filed with the Secretary of the Corporation.

ELEVENTH: These Articles hereby supersede the original Articles of Incorporation and all amendments thereto and have been duly adorned in accordance with the provisions of Section

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provisions of Section 1766(a) of the Pennsylvania Business Corporation Law of 1988, as amended.

IN WITNESS WHEREOF, QuestOne Decision Sciences Corporation has caused these Amended and Restated Articles of Incorporation to be signed by John E. Dieser, its President and Chief Executive Officer, and attested by Mark G. Davis, its Secretary on the 5th day of December, 2002.

QUESTONE DECISION SCIENCES CORPORATION

By:	/s/ John E. Dieser
Name: John E. Dieser
Title: President and Chief Executive Officer

Attest

/s/ Mark G. Davis
Name: Mark G. Davis
Title: Secretary

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Entity #: 911104
Date Filed: 12/20/2005
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Articles of Amendment-Domestic Corporation
Entity Number	(15 Pa.C.S.)
911104	× Business Corporation (§ 1915)
Nonprofit Corporation (§ 5915)
Name Vivian Luckiewicz, Paralegal			Document will be returned to the name and address you enter to the left.
Address			⇦
City	State	Zip Code

Fee: $70	Filed in the Department of State on

Secretary of the Commonwealth

In compliance with the requirements or the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
QuestOne Decision Sciences Corporation

    2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county or venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street 3400 Bath Pike, Suite 200	City Bethlehem	State PA	Zip 18017	County Northampton
(b) Name of Commercial Registered Office Provider				County
c/o
3. The statute by or under which it was incorporated: PA Business Corporation Law, as amended

4. The date of its incorporation: 8/21/1986

5. Check, and if appropriate complete. one of the following:

× The amendment shall be effective upon filing these Articles of Amendment in the Department of State

The amendment shall be effective on:		at
	Date		Hour

DSCB:15-1915/5915-2

6. Check one of the following:

× The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or§ 5914(b).

7. Check, and if appropriate, complete one of the following:

The amendment adopted by the corporation, set forth in full, is as follows

× The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

× The restated Articles of Incorporation supersede the original articles and all amendments thereto

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

20th day of December

2005

QuestOne Decision Sciences Corporation
Name of Corporation

/s/ Michael Bolton
Signature

Michael Bolton, Chairman of the Board of Directors
Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT OF

QUESTONE DECISION SCIENCES CORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PROMODEL CORPORATION

The text of the Articles of Incorporation, as amended, is hereby amended and restated to read herein as set forth in full:

FIRST:    The name of the corporation is PROMODEL Corporation (the “Corporation”)

SECOND:    The address of the Corporation’s registered office is:

3400 Bath Pike, Suite 200

Bethlehem, Pennsylvania 18017

Northampton County

THIRD:    The Corporation was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1933, as amended, and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth was August 21, 1986 under the name “QuestOne Decision Sciences Corporation.” The Corporation last amended and restated its Articles of Incorporation on December 19, 2002 under the name “QuestOne Decision Sciences Corporation.” By the filing of these Amended and Restated Articles of Incorporation (these “Articles”), the Corporation hereby changes its name to “PROMODEL Corporation.”

FOURTH:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the Commonwealth of Pennsylvania.

FIFTH:    The Corporation shall be authorized to issue 50,000,00 shares of Common Stock, without par value (the “Common Stock”) and 6,000,000 shares of Preferred Stock, of which 2,401,553 shares initially shall be designated as Series A-2 Convertible Preferred Stock, par value $.01 per share (the “Series A-2 Preferred Stock”) and 1,921,242 shares initially shall be designated as Series B Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), with the remainder remaining undesignated.

The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation:

I. PREFERRED STOCK

1.     Designation. As used herein, the term “Preferred Stock” used without reference to the Series A-2 Preferred Stock or Series B Preferred Stock means the shares of the Corporation’s preferred stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2.      Dividends.

2.1     Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A-2 Preferred Stock and Series B Preferred Stock (voting together as a class separate from the Common Stock), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distributions of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing. “Subsidiary” or “Subsidiaries” means any corporation, partnership or joint venture of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors’ qualifying shares.

Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declare of paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased shareholder out of proceeds of insurance held by the Corporation on that Shareholder’s life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

2.2     Participating Dividends. In the event that the board of directors of the Corporation (the “Board of Directors”) shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Preferred Stock held by such holder thereof could be converted pursuant to the provisions of Section 5, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

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2.3    Series A-2 Preferred Stock and Series B Preferred Stock Dividends.

2.3.1    In addition to the dividends payable pursuant to Section 2.2, the holders of Series A-2 Preferred Stock and Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of such Preferred Stock at a per annum rate equal to 10% of the Series A Conversion Value (as defined in Section 5.1.2) or Series B Conversion Value (as defined in Section 5.1.3) (the “Series A/B Dividend Amount”), respectively, of such share. The accrual of such Series A/B Dividend Amount shall be deemed to have commenced on (and include) December 19, 2002 and to have terminated on (but include) December 31, 2003 (the “Dividend Accrual Date”). All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the respective date of issuance of each share of Series A-2 Preferred Stock or Series B Preferred Stock, and shall be payable at the discretion of the Board of Directors (the date of each such payment, a “Series A/B Dividend Payment Date”). Each dividend on the Series A-2 Preferred Stock and Series B Preferred Stock shall be payable to the respective holders of record of such Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten (10) nor more than sixty (60) days prior to the applicable Series A/B Dividend Payment Date. Dividends shall cease to accrue in respect of any shares of Series A-2 Preferred Stock or Series B Preferred Stock (A) on the date of their repurchase by the Corporation, unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase, or (B) on the date of conversion of such shares to shares of Common Stock as provided herein. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, in their discretion, there shall be no obligation to pay such dividends in cash; provided, however, that such dividends shall continue to accrue and cumulate and shall be paid at the time of repurchase or liquidation as provided herein if not earlier declared and paid. Dividends accrued on the Series A-2 Preferred Stock and Series B Preferred Stock shall, if not declared and paid on the Dividend Accrual Date, accrue additional dividends (“Additional Dividends”) in respect thereof, compounded annually, at the rate of 1 0% per annum.

2.3.2    Dividends payable on Series A-2 Preferred Stock and Series B Preferred Stock for any period less than one calendar quarter shall be computed on the basis of a 90-day quarter consisting of three 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

2.3.3    No payment in cash or otherwise on account of the purchase, redemption, retirement or other acquisition of Common Stock shall be made unless and until (A) full Accumulated Dividends on all shares of Series A-2 Preferred Stock and Series B Preferred Stock have been paid or declared and set apart for such payment on shares of Series A-2 Preferred Stock and Series B Preferred Stock up to the date of payment on account of such purchase, redemption, retirement or acquisition of such Common Stock (the “Common Redemption Payment Date”) and (B) an amount equal to a prorated dividend on the Series A-2 Preferred Stock and Series B Preferred Stock at the customary dividend rates for such securities for the period from the Series A/B Dividend Payment Date immediately prior to the Common Redemption Payment Date to the Common Redemption Payment Date have been paid or declared and set apart for payment; provided, however, that the foregoing shall not prohibit the

3

Corporation from (i) effecting a stock split or declare of paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased shareholder out of proceeds of insurance held by the Corporation on that shareholder’s life; (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; or (v) repurchasing shares of capital stock of the Corporation, or options to purchase such capital stock, from a holder who is, or was, a director or employee of the Corporation (or a subsidiary of the Corporation) so long as, in the case of a repurchase from a holder who is or was an employee of the Corporation or a subsidiary of the Corporation and such repurchase does not meet the conditions of clause (iv) above, the aggregate purchase price of the securities so repurchased from any employee does not exceed the purchase price originally paid by such employee for such securities; provided further, however, that repurchases of shares of capital stock of the Corporation, or options to purchase such capital stock, at a purchase price in excess of such amount may be made by the Corporation if approved in writing by the Board of Directors and the holders of a majority-in-interest of the Series A-2 Preferred Stock and Series B Preferred Stock, each voting separately as a class. “Accumulated Dividends” means, as of any date of determination solely in respect of shares of Preferred Stock, the dividends that have accrued on shares of Preferred Stock as of such date that have not previously been paid in cash, including Additional Dividends.

3.     Liquidation, Dissolution or Winding Up.

3.1     Treatment at Liquidation, Dissolution or Winding Up.

3.1.1    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A-2 Preferred Stock in liquidation preference (including, but not limited to, the Series B Preferred Stock), and subject to the liquidation rights and preference of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A-2 Preferred Stock with respect to liquidation preference, the holders of each share of Series A-2 Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital surplus or earnings (“Available Assets”) an amount per share of Series A-2 Preferred Stock equal to $2.08 (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation) plus all Accumulated Dividends.

3.1.2     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in

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liquidation preference, and subject to the liquidation rights and preference of the Series A-2 Preferred Stock and any other class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of Available Assets an amount per share of Series B Preferred Stock equal to $2.08 (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation) plus all Accumulated Dividends.

3.1.3     If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A-2 Preferred Stock and of any other series of Preferred Stock on parity with Series A-2 Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A-2 Preferred Stock and such other series of Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the amount that they would have been entitled to receive if all liquidation preference dollar amounts with respect to their respective shares were paid in full.

3.1.4     If, upon liquidation, dissolution or winding up of the Corporation and after payment in full of amounts owed to holders of Series A-2 Preferred Stock and any other series of equity which by its terms ranks senior to the Series B Preferred Stock, the remaining Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the amount that they would have been entitled to receive if all liquidation preference dollar amounts with respect to their respective shares were paid in full.

3.1.5     After payment of all liquidation preferences to all holders of Preferred Stock, the entire remaining available assets, if any, shall be distributed among the holders of shares of Common Stock and any class of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution (including the Series A-2 Preferred Stock and Series B Preferred Stock), in proportion to the shares of Common Stock then held by them and the largest number of whole and fractional shares of Common Stock which they would have had the right to acquire upon conversion of all shares Preferred Stock held by them immediately prior to such liquidation, dissolution or winding up, without regard to any restriction upon such conversion imposed by statute or otherwise in any such circumstances.

3.2     Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets or stock of the Corporation, shall be regarded as liquidation, dissolution or winding up of the affairs of the Corporation to which the liquidation preferences provided in Section 3.1 applies for purposes of this Section 3; provided, however, that in the case of any such transaction to which the provisions of Section 5.6 also apply, (i) the holders of a majority of the outstanding shares of Series A-2 Preferred Stock (voting together as a single class) shall have the right to elect the

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benefits of the provisions of Section 5.6 hereof for all of the Series A-2 Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3; and (ii) the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3;

The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

3.3     Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

4.     Voting Power.

4.1     General. Except as otherwise required by applicable law or as otherwise provided in these Articles or in any statement of designation hereafter filed with respect to any other series of Preferred Stock, (i) each holder of Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could be converted, pursuant to the provisions of Section 5, and (ii) the holders of shares of Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the By-Laws of this Corporation.

4.2     Director Election Rights. So long as any shares of Series A-2 Preferred Stock remain outstanding, the holders of the Series A-2 Preferred Stock, voting as a separate class, shall have the right to elect three (3) directors of the Corporation (the “Series A-2 Directors”). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A-2 Preferred Stock shall constitute a quorum for the election of the Series A-2 Directors. Unless otherwise agreed by the holders of a majority of the

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outstanding shares of the Series A-2 Preferred Stock, at least one Series A-2 Director shall serve on each committee of the Board of Directors as may be established from time to time.

5.     Conversion Rights. The holders of the Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

5.1     Voluntary Conversion.

5.1.1     Subject to and in compliance with the provisions of this Section, any shares of Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock.

5.1.2     The number of shares of Common Stock which a holder of Series A-2 Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A-2 Preferred Stock being converted at any time by (ii) the rate (the “Series A Conversion Rate”) equal to the quotient obtained by dividing $2.08 by the Series A Conversion Value. The “Series A Conversion Value” in effect from time to time, except as adjusted in accordance with this Section, shall be $2.08.

5.1.3 The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time by (ii) the rate (the “Series B Conversion Rate” and, together with the Series A Conversion Rate, the “Conversion Rate”) equal to the quotient obtained by dividing $2.08 by the Series B Conversion Value. The “Series B Conversion Value” in effect from time to time, except as adjusted in accordance with this Section, shall be $2.08 (the Series B Conversion Value, together with the Series A Conversion Value, the “Conversion Value”).

5.2    Automatic Conversion.

5.2.1    Events Causing Conversion Immediately:

(i)     prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 on any successor forms thereto), covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) equals or exceeds four times the Series A Conversion Value in effect immediately prior to the closing of such public offering, but subject to the closing of such public offering, or

(ii)     upon the approval, set forth in a written notice to the Corporation, of the holders of at least two-thirds of the outstanding shares of

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Preferred Stock, of an election to convert all outstanding shares of Preferred Stock to Common Stock, all outstanding shares of Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Preferred Stock are convertible pursuant to this Section as of the closing and consummation of such initial public offering or underwritten public offering or the date of such approval, as applicable, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

5.2.2    Surrender of Certificates Upon Automatic Conversion. Upon the occurrence of the conversion event specified in paragraph 5.2.1, the holders of the Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such stares of Preferred Stock being converted are either delivered to tile Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

5.3     Anti-Dilution Adjustments.

5.3.1    Upon Dilutive Issuances.

(i)     If the Corporation shall, while there are any shares of Series A-2 Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2(i) below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

N0+N1/N0+N2

Where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Corporation for the total number of such additional

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shares of Common Stock so issued or deemed to be issued would purchase at the applicable Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

The provisions of this Section 5.3.1(i) may be waived as to all shares of Series A-2 Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A-2 Preferred Stock.

(ii)     If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2(i))) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0 + N1/N0 + N2

(as such terms are defined in Section 5.3.1(i)).

The provisions of this Section 5.3.1(ii) may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

5.3.2     Common Stock Equivalents

(i)     General. For the purposes of this Section, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the applicable Conversion Value shall be made under this Section upon the subsequent issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

(ii)     Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per

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Share of any such Common Stock Equivalent, be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section, then, upon the effectiveness of each such change, the applicable Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2(i) upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the applicable Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to the applicable Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

5.3.3     Net Consideration Per Share. For purposes of this Section, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

5.3.4     Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common

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Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Preferred Stock

5.3.5     Consideration Other than Cash. For purposes of this Section, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors.

5.3.6     Exceptions to Anti-Dilution Adjustments; Basket for Reserved Employee Shares. This Section shall not apply (i) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (ii) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Preferred Stock. Further, this Section shall not apply with respect to the issuance or sale of up to 8,100,110 shares of Common Stock, or the grant or options exercisable therefor, issued or issuable to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors; provided however. that the number set forth above may be increased from time to time by the vote or consent of two-thirds (2/3) of the Board of Directors or by the written consent of the holders of a majority of the outstanding shares of Preferred Stock (together and on a fully-converted basis). The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

5.4     Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), each Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be such Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

5.5     Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or stall fix a record date for the determination of holders of Common Stock

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entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion a thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on that date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section.

5.6    Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such trans action unless the election described below is made.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds of the outstanding shares of Series A-2 Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series A-2 Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series B Preferred Stock under this Section 5.6 notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

5.7    Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Rates, the Corporation at its expense will furnish each holder of Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

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5.8    Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

5.9    Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing, fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder )f the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

5.10 Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

5.11 Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of

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Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.    Restrictions and Limitations on Corporate Action.

6.1    The Corporation shall not take any corporate action or amend the Articles without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a single class, each share of Series A-2 Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A-2 Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Articles or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a single class, if such amendment or corporate action would:

(i)    cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than redeeming or repurchasing any stock: (x) of a deceased shareholder out of proceeds of insurance held by the Corporation on that Shareholder’s life; (y) of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; or (z) as otherwise provided in Article I, Section 2;

(ii)    authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A-2 Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A-2 Preferred Stock with respect to liquidation preferences, dividend or redemption rights;

(iii)    reduce the amount payable to the holders of Series A-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(iv)    adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A-2 Preferred Stock;

(v)    cancel or modify the conversion rights of the holders of Series A-2 Preferred Stock provided for in Section 5 herein;

(vi)    provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation;

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(vii)    authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2; or

(viii)    increase the size of the Board of Directors to more than eight (8) directors.

6.2    The Corporation will not amend the Articles without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment would:

(i)    reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(ii)    adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock;

(iii)    cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 5; or

(iv)    authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series B Preferred Stock or of any class of stock ranking senior to or on a parity with the Series B Preferred Stock with respect to liquidation preferences, dividend or redemption rights.

6.3    The Corporation will not take any corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such action would:

(i)    cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than redeeming or repurchasing any stock: (x) of a deceased shareholder out of proceeds of insurance held by the Corporation on that Shareholder’s life; (y) of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; or (z) as otherwise provided in Article I, Section 2;

(ii)    authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations

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regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 if the amount payable per share to the holders of Series B Preferred Stock as a result of such transaction would be less than the liquidation preference payable to the holders of Series B Preferred Stock pursuant to Section 3.1.2 hereof.

7.    No Dilution or impairment. Without the consent of (i) the holders of the Series A-2 Preferred Stock with respect to the Series A-2 Preferred Stock or (ii) the holder of the Series B Preferred Stock with respect to the Series B Preferred Stock, the Corporation will not, by amendment of the Articles or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of such class of Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8.    Notices of Record Date. In the event of

(a)    any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right,

(b)    any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c)    any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) days prior to the date specified in such notice on which action is being taken.

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9.    Status of Converted or Repurchased Preferred Stock. Any share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of any series of Preferred Stock, the provisions of these Articles governing the designation, preferences, voting powers, qualifications, special or relative rights, and privileges of such series shall terminate and have no further force and effect.

II. COMMON STOCK

1.    Priority. All preferences voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

2.    Voting Right. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, or as otherwise expressly provided in these Articles, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class on all matters submitted to shareholders for a vote. In the election of directors, shareholders shall have no cumulative voting rights.

3.    Dividends. Subject to provisions of law and these Articles, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

4.    Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

5.    Par Value. All shares of the former Common Stock, no par value, issued prior hereto shall be deemed to be converted into shares of Common Stock, par value $.01 per share.

END OF STOCK DESIGNATIONS

SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal By-Laws of the Corporation, subject to the right of the shareholders to change such action.

SEVENTH: The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that such number shall not be less than four or more than nine. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

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EIGHTH:

1.    Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless as set forth in 15 Pa. C.S. § § 1711-1718 the director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided however that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any appeal modification or adoption of any provision inconsistent with Section I of this Article Eighth shall be prospective only, and neither the repeal or modification of this article nor the adoption of any provision inconsistent with this Article shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

2.    Mandatory Indemnification of Directors and Certain Other Persons.

2.1    The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as tie same exists or may hereinafter be amended, interpreted or implemented (but, in tae case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed actions, suit, or proceeding, whether civil, criminal, administration or investigative and whether or not by or in the right of the Corporation or otherwise, (hereinafter, a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Corporation, or in arty other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including, but not limited to attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with our without court approval), actually and reasonably incurred or paid by such person in connection therewith.

2.2    Notwithstanding the foregoing, except as provided in Section 3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

2.3    Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section in advance of the final disposition thereof promptly after receipt by the Corporation of a

18

request therefor stating in reasonable detail the expenses incurred by a director A officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Section or otherwise.

2.4    The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

3.    Payment of Indemnification. If a claim for indemnification under Section 2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if the successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

4.    Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 2 and the right to payment of expenses conferred in Section 3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for tie indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

5,    Funding. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article Eighth or otherwise.

6.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

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7.    Modification or Repeal. Neither the modification, amendment, alteration or repeal of this Article Eighth or any of its provisions nor the adoption of any provision inconsistent with this Article Eighth or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

NINTH: The Corporation is to have perpetual existence.

TENTH: Any action required or permitted to be taken at a meeting of the shareholders of the Corporation or a class of shareholders of the Corporation may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by shareholders of the Corporation who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting, and such consent is filed with the Secretary of the Corporation.

ELEVENTH: These Articles hereby supersede the original Articles of Incorporation and all amendments thereto and have been duly adopted in accordance with the provisions of Section 1911 of the Pennsylvania Business Corporation Law of 1988, as amended, by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 1766(a) of the Pennsylvania Business Corporation Law of 1988, as amended.

Entity #: 911104 Date Filed: 07/25/2006 Pedro A. Cortés Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)

☑	Domestic Business Corporation (§ 1507)
☐	Foreign Business Corporation(§ 4144)
☐	Domestic Nonprofit Corporation(§ 5507)
☐	Foreign Nonprofit Corporation(§ 6144)
☐	Domestic Limited Partnership (§ 8506)

Name	Document will be returned to the name and address you enter to the left.
Vivian Luckiewicz, Paralegal
ESQUIRE ASSIST
COUNTER PICK UP	⇦

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is:
PROMODEL Corporation

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County
3400 Bath Street, Suite 200	Bethlehem	PA	18017	Northampton

(b) Name of Commercial Registered Office Provider				County
c/o:

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

7540 Windsor Drive, Suite 300, Allentown	PA	18195	Lehigh
Number and street City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:
c/o:
Name of Commercial Registered Office Provider		County

DSCB: 15-1507/4144/5507/6144/8506-2

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTMONEY WHEREOF, the undersigned has caused this Application for Registration to be signed by a daily authorized officer thereof this

24th day of July, 2008

PROMODEL Corporation
Name of Corporation/ Limited Partnership

Signature

Mitchael Bolton, Chairman of the Board of Directors
Title

Entity #: 911104 Date Filed: 08/31/2010 Basil L Merenda, Acting Secretary Acting Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☑	Business Corporation (§ 1915)
☐	Nonprofit Corporation (§ 5915)

Name Andrea Gore, Paralegal	Commonwealth of Pennsylvania ARTICLES OF AMENDMENT-BUSINESS 22 Page(s)
ESQUIRE ASSIST COUNTER PICK UP

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
ProModel Corporation

2.  The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
7540 Windsor Drive, Suite 300	Allentown	PA	18195	Lehigh

(b) Name of Commercial Registered Office Provider				County
c/o

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4. The date of its incorporation: 8/21/1986

5. Check, and if appropriate complete, one of the following:

☑ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: at

Date Hour

2010 AUG 31 AM 11:52 PA. DEPT. of STATE

DSCB:15-1915/5915-2

6.	Check one of the following:

☑	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☑	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☑	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

31st          day of August             ,

2010             .

  ProModel Corporation

Name of Corporation

Signature

  Secretary and Chief Financial Officer

Title

EXHIBIT A

TO

ARTICLES OF AMENDMENT-DOMESTIC CORPORATION

OF

PROMODEL CORPORATION

* * * * *

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PROMODEL CORPORATION

The text of the Articles of Incorporation of ProModel Corporation, as amended, is hereby amended and restated in its entirety to read herein as set forth in full:

FIRST: The name of the corporation is ProModel Corporation (the “Corporation”).

SECOND: The address of the Corporation’s registered office is:

7540 Windsor Drive, Suite 300

Allentown, Pennsylvania 18195

Lehigh County

THIRD: The Corporation was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1933, as amended, and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania was August 21, 1986 under the name “QuestOne Decision Sciences Corporation.” The Corporation amended and restated its Articles of Incorporation on December 19, 2002 and last amended and restated its Articles of Incorporation on December 20, 2005, pursuant to which the Corporation changed its name to “Pro Model Corporation.”

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the Commonwealth of Pennsylvania.

FIFTH: The Corporation shall be authorized to issue fifty million (50,000,000) shares of Common Stock, without par value (the “Common Stock”), and six million (6,000,000) shares of Preferred Stock, of which 2,401,553 shares initially shall be designated as Series A-2 Convertible Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred Stock”), and 1,921,242 shares initially shall be designated as Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), with the remainder remaining undesignated.

The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation:

I. PREFERRED STOCK

1.     Designation. As used herein, the term “Preferred Stock” used without reference to the Series A-2 Preferred Stock or Series B Preferred Stock means the shares of the Corporation’s preferred stock, without distinction as to series, except as otherwise expressly provided for herein or as the context otherwise requires.

2.     Dividends.

2.1     Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A-2 Preferred Stock and Series B Preferred Stock (voting together as a class separate from the Common Stock), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distributions of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing. “Subsidiary” or “Subsidiaries” means any corporation, partnership or joint venture of which the Corporation and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors’ qualifying shares.

Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring the payment of any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased shareholder out of proceeds of insurance held by the Corporation on that shareholder’s life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

2.2     Participating Dividends. In the event that the board of directors of the Corporation (the “Board of Directors”) shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Preferred Stock held by such holder thereof could be converted pursuant to the provisions of Section 5, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

3.	Liquidation, Dissolution or Winding Up.

3.1	Treatment at Liquidation, Dissolution or Winding Up.

3.1.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A-2 Preferred Stock in liquidation preference (including, but not limited to, the Series B Preferred Stock), and subject to the liquidation rights and preference of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A-2 Preferred Stock with respect to liquidation preference, the holders of each share of Series A-2 Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital surplus or earnings (“Available Assets”), an amount per share of Series A-2 Preferred Stock equal to $2.08 (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation) plus all Accumulated Dividends. “Accumulated Dividends” means, as of any date of determination solely in respect of shares of Preferred Stock, the dividends that have accrued on shares of Preferred Stock as of such date that have not previously been paid.

3.1.2 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preference of the Series A-2 Preferred Stock and any other class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of Available Assets an amount per share of Series B Preferred Stock equal to $2.08 (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation) plus all Accumulated Dividends.

3.1.3 If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A-2 Preferred Stock and of any other series of Preferred Stock on parity with Series A-2 Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A-2 Preferred Stock and such other series of Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the amount that they would have been entitled to receive if all liquidation preference dollar amounts with respect to their respective shares were paid in full.

3.1.4 If, upon liquidation, dissolution or winding up of the Corporation and after payment in full of amounts owed to holders of Series A-2 Preferred Stock and any other series of equity which by its terms ranks senior to the Series B Preferred Stock, the remaining Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share in any distribution of Available Assets pro rata in proportion to the amount that they would have been entitled to receive if all liquidation preference dollar amounts with respect to their respective shares were paid in full.

3.1.5 After payment of all liquidation preferences to all holders of Preferred Stock, the entire remaining available assets, if any, shall be distributed among the holders of shares of Common Stock and any class of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution (including the Series A-2 Preferred Stock and Series B Preferred Stock), in proportion to the shares of Common Stock then held by them and the largest number of whole and fractional shares of Common Stock which they would have had the right to acquire upon conversion of all shares Preferred Stock held by them immediately prior to such liquidation, dissolution or winding up, without regard to any restriction upon such conversion imposed by statute or otherwise in any such circumstances.

3.2 Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets or stock of the Corporation, shall be regarded as liquidation, dissolution or winding up of the affairs of the Corporation to which the liquidation preferences provided in Section 3.1 applies for purposes of this Section 3; provided, however, that in the case of any such transaction to which the provisions of Section 5.6 also apply, (i) the holders of a majority of the outstanding shares of Series A-2 Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series A-2 Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3, and (ii) the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3;

The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

3.3 Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

4.	Voting Power.

4.1 General. Except as otherwise required by applicable law or as otherwise provided in these Articles of Incorporation (these “Articles”) or in any statement of designation hereafter filed with respect to any other series of Preferred Stock, (i) each holder of Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could be converted, pursuant to the provisions of Section 5, and (ii) the holders of shares of Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the shareholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the By-Laws of this Corporation.

4.2 Director Election Rights. So long as any shares of Series A-2 Preferred Stock remain outstanding, the holders of the Series A-2 Preferred Stock, voting as a separate class, shall have the right to elect three (3) directors of the Corporation (the “Series A-2 Directors”). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A-2 Preferred Stock shall constitute a quorum for the election of the Series A-2 Directors. Unless otherwise agreed by the holders of a majority of the outstanding shares of the Series A-2 Preferred Stock, at least one (1) Series A-2 Director shall serve on each committee of the Board of Directors as may be established from time to time.

5. Conversion Rights. The holders of the Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

5.1	Voluntary Conversion.

5.1.1 Subject to and in compliance with the provisions of this Section, any shares of Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock.

5.1.2 The number of shares of Common Stock which a holder of Series A-2 Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A-2 Preferred Stock being converted at any time by (ii) the rate (the “Series A Conversion Rate”) equal to the quotient obtained by dividing $2.08 by the Series A Conversion Value. The “Series A Conversion Value” in effect from time to time, except as adjusted in accordance with this Section, shall be $2.08.

5.1.3 The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time by

(ii) the rate (the “Series B Conversion Rate” and, together with the Series A Conversion Rate, the “Conversion Rate”) equal to the quotient obtained by dividing $2.08 by the Series B Conversion Value. The “Series B Conversion Value” in effect from time to time, except as adjusted in accordance with this Section, shall be $2.08 (the Series B Conversion Value, together with the Series A Conversion Value, the “Conversion Value”).

5.2	Automatic Conversion.

5.2.1 Events Causing Conversion Immediately. All shares of Preferred Stock will be converted into fully-paid and non-assessable shares of Common Stock:

(i) prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 on any successor forms thereto), covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than ten million dollars ($10,000,000) (calculated before deducting underwriters’ discounts and commissions and other offering expenses) and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) equals or exceeds four (4) times the Series A Conversion Value in effect immediately prior to the closing of such public offering, but subject to the closing of such public offering; or

(ii) upon the approval, set forth in a written notice to the Corporation, of the holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock, of an election to convert all outstanding shares of Preferred Stock to Common Stock, all outstanding shares of Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Preferred Stock are convertible pursuant to this Section as of the closing and consummation of such initial public offering or underwritten public offering or the date of such approval, as applicable, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

5.2.2 Surrender of Certificates Upon Automatic Conversion. Upon the occurrence of the conversion event specified in paragraph 5.2.1, the holders of the Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such stares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

5.3	Anti-Dilution Adjustments.

5.3.1	Upon Dilutive Issuances.

(i) If the Corporation shall, while there are any shares of Series A-2 Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section 5.3.2(i) below) without consideration or at a price per share or Net Consideration Per Share (as defined in Section 5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

N0 + N1/N0 + N2

where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis, assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the applicable Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

The provisions of this Section 5.3.l(i) may be waived as to all shares of Series A- 2 Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written agreement of the holders of two-thirds (2/3) of the outstanding shares of Series A-2 Preferred Stock.

(ii) If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share or Net Consideration Per Share less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0 + N1/N0+N2

(as such terms are defined in Section 5.3.l(i)).

The provisions of this Section 5.3.l(ii) may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of shareholders of the Corporation) upon the written agreement of the holders of two-thirds (2/3) of the outstanding shares of Series B Preferred Stock.

5.3.2	Common Stock Equivalents.

(i) General. For the purposes of this Section, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”) shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the applicable Conversion Value shall be made under this Section upon the subsequent issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

(ii) Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalent be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section, then, upon the effectiveness of each such change, the applicable Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2(i) upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the applicable Conversion Value that relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to the applicable Conversion Value that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

5.3.3 Net Consideration Per Share. For purposes of this Section, the “Net Consideration Per Share” that shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

(i) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

(ii) The Net Consideration Per Share that shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments that may be applicable with respect to such Common Stock Equivalents.

5.3.4 Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $0.01, except for dividends payable to the holders of Preferred Stock.

5.3.5 Consideration Other than Cash. For purposes of this Section, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors.

5.3.6 Exceptions to Anti-Dilution Adjustments; Basket for Reserved Employee Shares. This Section shall not apply (i) under any of the circumstances that would constitute an Extraordinary Common Stock Event (as defined in Section 5.4 below), or (ii) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Preferred Stock. Further, this Section shall not apply with respect to the issuance or sale of up to 8,100,110 shares of Common Stock, or the grant or options exercisable therefor, issued or issuable to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or nonqualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors; provided, however, that the number set forth above may be increased from time to time by the vote or consent of two-thirds (2/3) of the Board of Directors or by the written consent of the holders of a majority of the outstanding shares of Preferred Stock (together and on a fully-converted basis). The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

5.4 Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event, each Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be such Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An “Extraordinary Common Stock Event” shall mean: (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock; (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock; or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

5.5 Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on that date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section.

5.6 Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such trans action unless the election described below is made.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds (2/3) of the outstanding shares of Series A-2 Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series A-2 Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of at least two-thirds (2/3) of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series B Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

5.7 Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Rates, the Corporation, at its expense, will furnish each holder of Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

5.8 Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

5.9 Cash in Lieu of Fractional Shares. No fractional shares of Common Stock, or scrip representing fractional shares, shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

5.10 Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

5.11 Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.	Restrictions and Limitations on Corporate Action.

6.1 The Corporation shall not take any corporate action or amend the Articles without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a single class, each share of Series A-2 Preferred Stock to be entitled to one (1) vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A-2 Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Articles or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a single class, if such amendment or corporate action would:

(i) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of equity securities of the Corporation other than redeeming or repurchasing any stock (x) of a deceased shareholder out of proceeds of insurance held by the Corporation on that shareholder’s life, (y) of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship, or (z) as otherwise provided in Article I, Section 2;

(ii) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A-2 Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A-2 Preferred Stock with respect to liquidation preferences, dividend or redemption rights;

(iii) reduce the amount payable to the holders of Series A-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(iv) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A-2 Preferred Stock;

(v) cancel or modify the conversion rights of the holders of Series A-2 Preferred Stock provided for in Section 5 herein;

(vi) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation;

(vii) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2; or

(viii) increase the size of the Board of Directors to more than seven (7) directors.

6.2 The Corporation will not amend the Articles without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment would:

(i) reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(ii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock;

(iii) cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 5; or

(iv) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series B Preferred Stock or of any class of stock ranking senior to or on a parity with the Series B Preferred Stock with respect to liquidation preferences, dividend or redemption rights.

6.3 The Corporation will not take any corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such action would:

(i) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than redeeming or repurchasing any stock (x) of a deceased shareholder out of proceeds of insurance held by the Corporation on that shareholder’s life, (y) of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship, or (z) as otherwise provided in Article I, Section 2; or

(ii) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations, regardless of whether such action could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2, if the amount payable per share to the holders of Series B Preferred Stock as a result of such transaction would be less than the liquidation preference payable to the holders of Series B Preferred Stock pursuant to Section 3.1.2 hereof.

7. No Dilution or Impairment. Without the consent of (i) the holders of the Series A-2 Preferred Stock with respect to the Series A-2 Preferred Stock or (ii) the holder of the Series B Preferred Stock with respect to the Series B Preferred Stock, the Corporation will not, by amendment of the Articles or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of such class of Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8. Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right;

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) days prior to the date specified in such notice on which action is being taken.

9. Status of Converted or Repurchased Preferred Stock. Any share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of any series of Preferred Stock, the provisions of these Articles governing the designation, preferences, voting powers, qualifications, special or relative rights, and privileges of such series shall terminate and have no further force and effect.

II. COMMON STOCK

1. Priority. All preferences voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

2. Voting Right. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise required by law, or as otherwise expressly provided in these Articles, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class on all matters submitted to shareholders for a vote. In the election of directors, shareholders shall have no cumulative voting rights.

3. Dividends. Subject to provisions of law and these Articles, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

5. Par Value. All shares of the former Common Stock, no par value, issued prior hereto shall be deemed to be converted into shares of Common Stock, par value $0.01 per share.

END OF STOCK DESIGNATIONS

SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to the right of the shareholders to change such action.

SEVENTH: The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that such number shall not be less than four or more than nine. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

EIGHTH:

1. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless as set forth in 15 Pa. C.S. §§ 1711-1718, the director has breached or failed to perform the duties of his or her office referenced thereunder and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any appeal modification or adoption of any provision inconsistent with Section 1 of this Article Eighth shall be prospective only, and neither the repeal or modification of this article nor the adoption of any provision inconsistent with this Article shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

2.	Mandatory Indemnification of Directors and Certain Other Persons.

2.1 The Corporation shall indemnify and hold harmless, to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted by the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administration or investigative and whether or not by or in the right of the Corporation or otherwise, (hereinafter, a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

2.2 Notwithstanding the foregoing, except as provided in Section 3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

2.3 Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred by a director or an officer of the Corporation in advance of the final disposition of a proceeding; provided, that any such advance payment shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Section or otherwise.

2.4 The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation, or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

3. Payment of Indemnification. If a claim for indemnification under Section 2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.

4. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 2 and the right to payment of expenses conferred in Section 3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for the indemnification of, and advancement of expenses to, present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

5. Funding. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article Eighth or otherwise.

6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

7. Modification or Repeal. Neither the modification, amendment, alteration or repeal of this Article Eighth or any of its provisions nor the adoption of any provision inconsistent with this Article Eighth or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

NINTH: The Corporation is to have perpetual existence.

TENTH: Any action required or permitted to be taken at a meeting of the shareholders of the Corporation or a class of shareholders of the Corporation may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by shareholders of the Corporation who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting and such consent is filed with the Secretary of the Corporation.

ELEVENTH: These Articles hereby supersede the original Articles of Incorporation and all amendments thereto and have been duly adopted in accordance with the provisions of Section 1911 of the Pennsylvania Business Corporation Law of 1988, as amended, by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 1766(a) of the Pennsylvania Business Corporation Law of 1988, as amended.

IN WITNESS WHEREOF, ProModel Corporation has caused these Amended and Restated Articles of Incorporation to be signed by Michael Bolton, the Chairman of its Board of Directors, and attested by Mark G. Davis, its Secretary, on the 31st day of August, 2010.

PROMODEL CORPORATION

By:	/s/ Michael Bolton
Michael Bolton
Chairman of the Board of Directors

Attest:

/s/ Mark G. Davis
Mark G. Davis
Secretary

Docketing Statement (Changes) DSCB:15-134B	BUREAU USE ONLY:

	☐ Revenue	☐ Labor & Industry

☐ Other

	File Code	Filed Date

Part I. Complete for each filing:

Current name of entity or registrant (survivor or new entity if merger or consolidation): ProModel Corporation

Entity number, if known:		911104	Incorporation/qualification date in PA:	8/21/1986

State of Inc:	PA	Federal EIN:	23-2458608	Specified effective date, if any:

Part II. Check proper box:

X Amendment (complete Section A)	Merger, Consolidation or Division (complete Section B,C or D)

Consolidation (complete Section C)	Division (complete Section D)

Conversion (complete Section A & E)	Correction (complete Section A)

Termination (complete Section H)	Revival (complete Section G)

Dissolution before Commencement of Business (complete Section F)

X	Section A – Check box(es) which pertain to changes: Name:

Registered Office: Number & street/RD number & box number City State Zip County

Purpose:

	Stock (aggregate number of share authorized):	Effective date: . Amend and restate certain provisions related
	Term of Existence:	X Other:to preferred stock.

Section B – Merger Complete Section A if any changes to surviving entity: Merging Entities are: (attach sheet for additional merging entities)
Name:		Entity #, if known:
Effective date:	Inc./qual. date in PA.	State of Inc.
Name:		Entity #, if known:
Effective date:	Inc./qual. date in PA.	State of Inc.

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Return document by mail to: Name CT-COUNTER Articles of Amendment Domestic Corporation DSCR:15-1915/5915 (rev. 7/2015) nicole grimme@wolterskluwer.com Address City State Zip Code TCO220421JM1489 Return document by email to: 14256994 50-1 Read all instructions prior to completing. This form may be su Fee: $70 Check one: Business Corporation (§ 1915) Nonprofit Corporation (§ 5915) In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: ProModel Corporation 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete only (a) or (b), not both) (a) Number and Street City Zip State PA County Lehigh 7540 Windsor Drive, Suite 300 Allentown 18195 (b) Name of Commercial Registered Office Provider County c/o: 3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law Act of 1933, P.L. 364, as amended. 4. The date of its incorporation: 08/21/1986 (MM/DD/YYYY) 5. Check, and if appropriate complete, one of the following: The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on: at Date (MM/DD/YYYY) Hour (if any)

DSCB:15-1915/5915-2 6. Check one of the following: The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. Check, and if appropriate complete, one of the following: The amendment adopted by the corporation, set forth in full, is as follows The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 7th 2022 day of April ProModel Corporation Name of Corporation Signature Chief Executive Officer Title

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PROMODEL CORPORATION.

ARTICLE ONE

The name of the corporation is ProModel Corporation (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the Commonwealth of Pennsylvania and the county of venue is 7540 Windsor Drive, Suite 300, Allentown, Pennsylvania 18195 (Lehigh County).

ARTICLE THREE

The Corporation was incorporated on August 21, 1986 under the Pennsylvania Business Corporation Law Act of 1933, P.L. 364, as amended, and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania was August 21, 1986 under the name “QuestOne Decision Sciences Corporation.” The Corporation amended and restated its Articles of Incorporation on December 19, 2022 and on December 20, 2005, pursuant to which the Corporation changed its name to “ProModel Corporation.” The corporation last amended and restated its Articles of Incorporation on August 31, 2010.

ARTICLE FOUR

These amended and restated articles supersede the original a1ticles and all amendments thereto.

ARTICLE FIVE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

ARTICLE SIX

The Corporation is to have perpetual existence.

ARTICLE SEVEN

The aggregate number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.01 per share.

ARTICLE EIGHT

The stockholders of common stock of the corporation shall not have the right to cumulate their votes for the election of director of the corporation.

ARTICLE NINE

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE TEN

Meetings of stockholders may be held within or without the Commonwealth of Pennsylvania, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the Commonwealth of Pennsylvania at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE ELEVEN

To the fullest extent permitted by the Pennsylvania Business Corporation Law 1988 as the same exists or may hereafter be amended, (i) a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director and (ii) the corporation shall indemnify its officers and directors. Any repeal or modification of this Article Eleven shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TWELVE

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation in the manner now or hereafter prescribed herein and by the laws of the Commonwealth of Pennsylvania, and all rights conferred upon stockholders herein are granted subject to this reservation.

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Entity# 911104 Date Filed: 04/08/2022 Pennsylvania Department of State PENNSYLVANIA DEPARTMENT OF STATE COPY BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Return document by mail to: Statement of Merger Name DSCB:15-335 (7/1/2015) CT-COUNTER nicole.grimme@wolterskluwer.com Address City State Zip Code TCO220511MC1379 Return document by email to: 14256994 SO-3 Read all instructions prio Fee: $70 plus $40 for each association that is a party to the merger The minimum amount to be submitted with this filing is $150 In compliance with the requirements of the applicable provisions of 15 Pa.C.S. § 335 (relating to Statement of merger), the undersigned, desiring to effect a merger, hereby states that: A. For the surviving association: 1. The name of the surviving association is: ProModel Corporation 2. The jurisdiction of formation of the surviving association: Pennsylvania 3. The type of association of the surviving association is (check only one): Business Corporation Nonprofit Corporation Limited Liability Company Limited Partnership Limited Liability (General) Partnership Limited Liability Limited Partnership Business Trust Professional Association Other 2022 APR -8 C 346 PA DEPT OF START

DSCB:15-335-2 4. The surviving association is a (check only one box, provide address and follow instructions for attachments): Domestic (Pennsylvania) filing entity already in existence on Department of State records If applicable, attach to this Statement any amendment to its public organic record approved as part of the plan of merger. NEW domestic (Pennsylvania) filing entity (includes limited liability limited partnership) Attach to this statement the public organic record of the new entity. Foreign filing association or foreign limited liability partnership already registered with the Department. If applicable, attach to this Statement any amendment to or transfer of its foreign registration approved as part of the plan of merger. Foreign filing association or foreign limited liability partnership simultaneously seeking registration with the Department of State Attach to this statement a completed form DSCB:15-412 (Foreign Registration Statement) with applicable fee and attachments. Its current registered office address. Complete part (a) OR (b) – not both: (a) 7540 Windsor Drive, Suite 300 Allentown City Pennsylvania 18195 State Zip Lehigh County Number and street (b) c/o: Name of Commercial Registered Office Provider County NEW domestic (Pennsylvania) limited liability partnership or electing partnership Attach completed DSCB:15-8201 (Statement of Registration) or DSCB:15-8701A (Statement of Election) Domestic association that is not a domestic filing association Attach to this statement tax clearance certificates. The address, including street and number, if any, of its principal office: Number and street City State Zip County Foreign association that is not, and will not, be registered with the Department of State Attach to this statement tax clearance certificates. The address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office: Number and street City State Zip

DSCB:15-335-3 B. For the merging association(s) that are not surviving the merger: 1. The name of the merging association is: PM Merger Sub, Inc. 2. The jurisdiction of formation of the merging association: Delaware 3. The type of association is (check only one): Business Corporation Limited Partnership Business Trust Nonprofit Corporation Limited Liability (General) Partnership Professional Association Limited Liability Company Limited Liability Limited Partnership Other 4. Check and complete one of the following addresses. If the merging association is a domestic filing association, domestic limited liability partnership or registered foreign association, the current registered office address as on file with the Department of State. Complete part (a) OR (b) -not both: (a) Number and street City State Zip County (b) c/o: Name of Commercial Registered Office Provider County If the merging association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office: Number and street City State Zip County If the merging association is a nonregistered foreign association, the address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office address: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 Number and street City State Zip Use Statement of Merger- Addendum (DSCB: 15-335AD) for additional merging parties that are not surviving the merger.

DSCB: 15-335-4 C. Effective date of statement of merger (check, and if appropriate complete, one of the following): This Statement of Merger shall be effective upon filing in the Department of State. This Statement of Merger shall be effective on: at Date (MM/DD/YYYY) Hour (if any) D. Approval of merger by merging associations (check all applicable statement(s)): For domestic entities- The merger was approved in accordance with 15 Pa.C.S. Chapter 3, Subchapter C (relating to merger). For foreign associations- The merger was approved in accordance with the laws of the jurisdiction of formation. For domestic associations that are not domestic entities- The merger was approved by the interest holders of the merging association in the manner required by its organic law. E. Attachments (see Instructions for required and optional attachments). IN TESTIMONY WHEREOF, the undersigned merging associations have caused this Statement of Merger to be signed by duly authorized officers thereof this 7th day of April 2022 ProModel Corporation PM Merger Sub, Inc. Name of Merging Association Name of Merging Association Signature Signature Chief Executive Officer Chief Executive Officer Title Title

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Return document by mail to: Articles of Amendment Domestic Corporation Name DSCB:15-1915/5915 (rev. 7/2015) CT-COUNTER nicole.grimme@wolterskluwer.com Address City State Zip Code Return document by email to: 14256994 SO-1 Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/. Fee: $70 Check one: Business Corporation(§ 1915) Nonprofit Corporation(§ 5915) In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: ProModel Corporation 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete only (a) or (b), not both) (a) Number and Street City State Zip County 7540 Windsor Drive, Suite 300 Allentown PA 18195 Lehigh (b) Name of Commercial Registered Office Provider County c/o: 3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law Act of 1933, P.L. 364, as amended. 4. The date of its incorporation: 08/21/1986 (MM/DD/YYYY) 5. Check, and if appropriate complete, one of the following: The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on: at Date (MM/DD/YYYY) Hour (if any)

DSCB: 15-1915/5915-2 6. Check one of the following: The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. Check, and if appropriate complete, one of the following: The amendment adopted by the corporation, set forth in full, is as follows The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 7 th day of April 2022 ProModel Corporation Name of Corporation Signature Chief Executive Officer Title

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PROMODEL CORPORATION.

ARTICLE ONE

The name of the corporation is ProModel Corporation (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the Commonwealth of Pennsylvania and the county of venue is 7540 Windsor Drive, Suite 300, Allentown, Pennsylvania 18195 (Lehigh County).

ARTICLE THREE

The Corporation was incorporated on August 21, 1986 under the Pennsylvania Business Corporation Law Act of 1933, P.L. 364, as amended, and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania-was August 21, 1986 under the name “QuestOne Decision Sciences Corporation.” The Corporation amended and restated its Articles of Incorporation on December 19, 2022 and on December 20, 2005, pursuant to which the Corporation changed its name to “ProModel Corporation.” The corporation last amended and restated its Articles of Incorporation on August 31, 2010.

ARTICLE FOUR

These amended and restated articles supersede the original articles and all amendments thereto.

ARTICLE FIVE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

ARTICLE SIX

The Corporation is to have perpetual existence.

ARTICLE SEVEN

The aggregate number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.01 per share.

ARTICLE EIGHT

The stockholders of common stock of the corporation shall not have the right to cumulate their votes for the election of director of the corporation.

ARTICLE NINE

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE TEN

Meetings of stockholders may be held within or without the Commonwealth of Pennsylvania, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the Commonwealth of Pennsylvania at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE ELEVEN

To the fullest extent permitted by the Pennsylvania Business Corporation Law 1988 as the same exists or may hereafter be amended, (i) a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director and (ii) the corporation shall indemnify its officers and directors. Any repeal or modification of this Article Eleven shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TWELVE

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation in the manner now or hereafter prescribed herein and by the laws of the Commonwealth of Pennsylvania, and all rights conferred upon stockholders herein are granted subject to this reservation.

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